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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest reported event): November 14, 2002

MOTIENT CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-23044	93-0976127
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification Number)

10802 Parkridge Boulevard
Reston, Virginia 20191-5416
(703) 758-6000
(Address, including zip code, and telephone number,
including area code, of registrant's principal
executive offices)

Forward-Looking Statements

        This Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding our expected financial position and operating results, our business strategy, and our financing plans are forward-looking statements. These statements can sometimes be identified by our use of forward-looking words such as "may," "will," "anticipate," "estimate," "expect," "project," or "intend." These forward-looking statements reflect our plans, expectations and beliefs and, accordingly, are subject to certain risks and uncertainties. We cannot guarantee that any of such forward-looking statements will be realized.

        Statements regarding factors that may cause actual results to differ materially from those contemplated by such forward-looking statements ("Cautionary Statements") include, among others, those under the caption "Summary of Risk Factors" elsewhere in this report. All of our subsequent written and oral forward-looking statements (or statements that may be attributed to us) are expressly qualified by the Cautionary Statements. You should carefully review the risk factors described in our other filings with the Securities and Exchange Commission (the "SEC") from time to time, including those contained in our registration statement on Form S-1, as amended by our Form S-1/A, (Reg. No. 333-87844), and our annual report on Form 10-K for the fiscal year ended December 31, 2001, and our quarterly reports on Form 10-Q to be filed after this Form 8-K report, as well as our other reports and filings with the SEC.

        Our forward-looking statements are based on information available to us today, and we will not update these statements. Our actual results may differ significantly from the results discussed.

Item 5. Other Matters

Third Quarter Quarterly Report on Form 10-Q

        As we have previously disclosed, in January 2002, we and three of our wholly-owned subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the Federal Bankruptcy Code. Our plan of reorganization was confirmed on April 26, 2002 and became effective on May 1, 2002. In accordance with SOP 90-7, effective May 1, 2002, we adopted "fresh start" accounting, which requires that our reorganization value be allocated to our assets in accordance with SFAS No. 141, Business Combinations. We are also required to include in our filings with the SEC financial information for periods prior to the adoption of "fresh start" accounting.

        On May 31, 2002, we dismissed our former independent auditors Arthur Andersen LLP ("Andersen"), and on July 10, 2002, we engaged PricewaterhouseCoopers LLP ("PwC") as our independent accountants.

        Our financial information for the period January 1, 2002 to April 30, 2002, prior to the adoption of "fresh start" accounting, includes the effects of several complex transactions from prior years, including the formation of and transactions with a joint venture, Mobile Satellite Ventures LP ("MSV") in 2000 and 2001 and the sale of certain of our transportation assets to Aether Systems, Inc. in 2000.

        As previously reported in our Current Report on Form 8-K filed August 19, 2002, with the assistance of PwC, we have been studying the accounting with respect to the formation of and transactions with MSV in 2000 and 2001, and the sale of certain of our transportation assets to Aether in 2000. As a result, it is possible that these transactions should have been accounted for differently, and this could result in a material change to the reported financial results in certain periods, including the years ended December 31, 2000 and 2001, and the three months ended March 31, 2002.

        We believe that, even if we effect a restatement of previous period financial statements, such restatement will not significantly impact our earnings after the adoption of "fresh start" accounting on May 1, 2002.

        On November 8, 2002 we initiated a consultation with the Securities and Exchange Commission ("SEC") with respect to the appropriate accounting for these transactions and any need to file re-audited or restated historical financial statements.

        Because this consultatioin is pending with the SEC, we do not believe that it would be appropriate to file a Form 10-Q for the third quarter at this time, nor do we believe it would be appropriate to file a Form 10-Q for the second quarter at this time.

        There can be no assurance that the SEC will act favorably on our behalf. If the SEC does not act favorably, we will review the alternatives available to us at that time, including the need to restate and re-audit prior period financial statements. Any restatement and re-audit will further delay our filing of quarterly financial statements and require us to incur significant costs.

Other Matters

        As we have disclosed in previous reports on Form 8-K, we have focused our efforts in recent periods on reducing operating expenses in order to preserve cash. As of September 30, 2002, we had approximately $3.6 million of cash on hand and short-term investments. We have recently taken a number of steps to reduce operating expenses, and we are continuing to pursue a variety of measures to further reduce and/or defer or restructure operating expenses. We have also been pursuing funding alternatives. We have not yet reached closure on a number of these pending cost reduction and funding initiatives. We intend to seek closure on these projects within the next several weeks, and, upon reaching closure on such initiatives, we expect to file a report on Form 8-K to disclose such matters.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTIENT CORPORATION
By:	/s/ WALTER V. PURNELL, JR. Walter V. Purnell, Jr. President and Chief Executive Officer

Date: November 14, 2002

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Forward-Looking Statements
  Item 5. Other Matters
SIGNATURES